UBS Investment Bank

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STRICTLY CONFIDENTIAL

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Project Fox

Preliminary Background Materials

March 5, 2008

DRAFT

This presentation has been prepared by UBS Securities LLC (“UBS”) and Goldman, Sachs & Co. (“Goldman Sachs”) for the exclusive use of the party to whom UBS and Goldman Sachs deliver this presentation (the “Company”) using information provided by the Company and other publicly available information. UBS and Goldman Sachs have not independently verified the information contained herein, nor do UBS or Goldman Sachs make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS and Goldman Sachs from the information provided by the Company and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS and Goldman Sachs expressly disclaim any and all liability relating or resulting from the use of this presentation.

This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Company should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation as to a particular course of action or the timing thereof. The Company should consult its own counsel and tax advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Company may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation.

This presentation has been prepared on a confidential basis solely for the use and benefit of the Company; provided that the Company and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Company and those persons retained to advise the Company, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS and Goldman Sachs.

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Table of Contents

SECTION 1 Executive Summary 1 SECTION 2 Assessment of Fox Financial (FF) 5 SECTION 3 FF Financial Considerations 11 SECTION 4 Next Steps 25

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SECTION 1

Executive Summary

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Situation Overview

A minority buy-in of FF’s Class A common shares presents an opportunity to increase both the strategic and financial value of Fox’s FF ownership

– achieves optimal strategic alignment and allows for enhanced client focus

– opportunity to fully integrate FF, leading to strategic and financial benefits

We have continued to evaluate a potential minority buy-in of FF – preliminary perspectives on forming an offer price

– key operational / integration issues for Fox to consider in the context of a minority buy-in

– engaging constituents (e.g., rating agencies, employees, policyholders, shareholders, regulators, advisors, etc.)

Our presentation today focuses on the following key considerations – strategic rationale and considerations related to a minority buy-in of FF – how FF has performed historically on an absolute and relative basis – how FF’s stock price trades relative to its peers – developing the framework for an offer price

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Why Take FF Private?

Rationale Considerations

Enhances ability to pursue “customer-centric” Reduction of statutory surplus and related rating business model agency considerations

Facilitates shared business / operating model activities – Fox to remain in an excess capital position over its “AA-” rating needs

Greater flexibility to grow or shrink businesses

Strategic Focus

Potential near-term rating

agency pressure

Increases diversification of earnings

– notching issue at S&P

Loss of stock currency at FF to

pursue M&A opportunities and incent / compensate management

Enables free flow of capital between businesses More limited access to capital for Fox Financial

Tax consolidation benefits

Enhanced / optimized investment approach

Financial Impact

Potential expense synergies

Increases ownership in relatively high-ROE-potential business

Eliminates or significantly reduces the costs, time and Some limited SEC reporting still necessary effort of being a publicly-traded company Administrative / Simplifies organizational structure

Governance /

Eliminates potential conflicts

Legal

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Selected Transaction Considerations

Strategic and financial interplay

Offer / Valuation Framework

Determine optimal funding for transaction

Financing

Other potential financing / capital needs for Fox (e.g., other M&A, investments, etc.)?

Convey strategic rationale

Address potential rating agency concerns in near-term given reduction to excess capital position, increased leverage Rating Agencies and execution risks

Communicate pro forma financial impact and financing plan – address risk profile, financial flexibility and diversification

Fox and FF policyholders / customers / stakeholders

Fox agents

Other Key All enterprise associates

Constituents

Ohio Department of Insurance and other regulators

Shareholders (existing and new) and / or market observers

FF third-party distributors

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SECTION 2

Assessment of Fox Financial (FF)

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FF Historical Reported Financial Performance

Historical Revenue—As Reported

6,000

CAGR = 3.6%

5,000 4,416 4,563 4,529 4,168 3,937 4,000 mm) 3,000 $ (

2,000

1,000

0

2003 2004 2005 2006 2007

Historical Net Income and EPS—As Reported

800 Net Income CAGR = 11.4% 6.00 EPS CAGR = 13.1%

4.80 5.00 600 3.97( 4.37 4.00 $ 3.38 mm) 400 3.00 $ 724

( 2.67 610 627

516 2.00 per share) 200 407 1.00

0 0.00 2003 2004 2005 2006 2007 Net Income EPS

CAGR (%) I/B/E/S Est. ($)1 2.90 3.12 3.55 3.90 4.24 10.0

Historical Return on Equity—As Reported

14.0 Average = 11.6% 13.3 12.1

12.0 11.3 11.4 9.7 10.0 8.0 (%) 6.0 4.0 2.0 0.0 2003 2004 2005 2006 2007

Average I/B/E/S Est. (%)1 10.1 10.8 10.9 11.0 10.8 10.7

Source: SEC Filings; Statistical Supplements Note:

1 Historical I/B/E/S Consensus Median Estimates for FF as of December 31 of the prior year

Historical Book Value and BVPS (ex. AOCI)—As Reported

Book Value (ex. AOCI) CAGR = 5.5%

6,000 50.00

BVPS (ex. AOCI) CAGR = 8.0%

38.29 39.03 5,000

34.67 40.00 31.49 4,000 28.73( $ 30.00 mm) 3,000 5,591 5,406 $ 5,287

( 4,802 20.00 2,000 4,364 per share) 10.00 1,000

0 0.00 2003 2004 2005 2006 2007

Book Value BVPS (ex. AOCI)

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FF Historical Adjusted Financial Performance

Historical Revenue—Adjusted



CAGR = 3.9%
($mm)
6,000
5,000
4,000
3,000
2,000
1,000
0
4,023
4,209
4,398
4,563
4,682
2003
2004
2005
2006
2007

Historical Net Income and EPS—Adjusted



Operating Income CAGR = 8.3%
EPS CAGR = 9.9%
($mm)
750
600
450
300
150
0
($ per share)
6.00
5.00
4.00
3.00
2.00
1.00
0.00
3.09
471
3.60
551
3.87
594
4.03
607
4.50
646
2003
2004
2005¹
2006²
2007³
Operating Income
EPS

						CAGR (%)
I/B/E/S Est. ($)[4]	2.90	3.12	3.55	3.90	4.24	10.0

Historical Return on Equity—Adjusted



Average = 11.6%
(%)
15.0
12.0
9.0
6.0
3.0
0.0
11.2
12.0
11.8
11.2
11.8
2003
2004
2005¹
2006²
2007³

						Average
I/B/E/S Est. (%)[4]	10.1	10.8	10.9	11.0	10.8	10.7

Historical Book Value and BVPS (ex. AOCI)—As Reported



Book Value (ex. AOCI) CAGR = 5.5%
BVPS (ex. AOCI) CAGR = 8.0%
($mm)
6,500
5,200
3,900
2,600
1,300
0
($ per share)
55.00
44.00
33.00
22.00
11.00
0.00
28.73
4,364
31.49
4,802
34.67
5,287
38.29
5,591
39.03
5,406
2003
2004
2005
2006
2007
Book Value
BVPS (ex. AOCI)

- Adjusted figures exclude realized investment gains / (losses) and non-recurring financial items

Source: SEC Filings and Statistical Supplements

Notes: Figures comprised of normalized, operating results as reported by FF and are adjusted further as noted in the footnotes below. Assumes 35% tax rate on all earnings adjustments

1 2005 net operating income adjusted further for (i) $21.7 million charge related to early termination of FF's 7.10% junior subordinated debentures due 2028 in the 3rd quarter of 2005 and (ii) $48.2 million of tax benefits and recoverables relating to a refinement of FF's separate account dividend received deduction (DRD) process in the 3rd quarter of 2005

2 2006 net operating income adjusted further for $114.2 million of tax reserve releases in the 2nd quarter of 2006

3 2007 net operating income adjusted further for (i) FF's review of its deferred acquisition costs ("DAC") profitability and a corresponding pre-tax benefit in DAC amortization of $216.5 million in the 2nd quarter of 2007, (ii) $135 million of pre-tax charge to DAC amortization related to a new feature added to FF's guaranteed minimum withdrawal benefit rider the 2nd quarter of 2007, and (iii) $10.2 million charge related to early termination of FF's 8.00% senior notes due 2027 in the 1st quarter of 2007

4 Historical I/B/E/S Consensus Median Estimates for FF as of December 31 of the prior year

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Performance of FF Relative to Peers

2003–2007 Revenue Growth (CAGR)



2007 FF Revenue Decline: (0.7%)
2007 Avg. Peer Revenue Growth: 11.3%
Peer Median = 10.2%
(%)
20.0
15.0
10.0
5.0
0.0
19.0
11.7
10.4
10.2
8.7
8.2
3.6
0.2
LNC
PL
MET
PRU
PFG
AMP¹
FF
GNW²

2003–2007 Net Income Growth (CAGR)



2007 FF Net Income Decline: (13.4%)
2007 Avg. Peer NI Decline: (3.3%)
Peer Median = 18.1%
(%)
40.0
32.0
24.0
16.0
8.0
0.0
36.1
24.1
19.1
18.1
11.4
7.5
2.6
1.8
PRU
LNC
AMP¹
MET
FF
PL
PFG
GNW²

2006-2007 Operating EPS Growth



2007 EPS= $4.83
Peer Median = 15.8%
(%)
24.0
16.0
8.0
0.0
(8.0)
20.6
5.4
15.2
20.0
1.6
18.4
17.7
0.0
17.7
15.8
4.0
11.8
11.9
3.0
8.9
11.7
5.3
6.4
9.6
5.4
4.3
1.8
8.7
(6.9)
PRU
MET
PL
AMP
PFG
FF³
GNW
LNC⁴
Growth in Operating Income
Growth from Share Buybacks; Share Dilution

2007 Return on Equity



Peer Median = 12.0%
(%)
20.0
15.0
10.0
5.0
0.0
16.4
13.3
12.8
12.0
11.4
10.5
10.1
9.8
PRU
MET
PFG
PL
FF
LNC
AMP
GNW
2007 Δ (% pts)
1.3
(8.8)
(3.4)
(0.9)
(1.9)
(2.6)
2.2
(1.3)

Source: SEC Filings; Statistical Supplements

Notes:

1. Financial results for Ameriprise Financial calculated for calendar years ended 2005-2007; Ameriprise's initial public offering completed on 9/15/2005
2. Financial results for Genworth Financial calculated for calendar years ended 2004-2007; Genworth's initial public offering completed on 5/25/2004
3. Financial results for FF presented on an adjusted basis and exclude realized investment gains / (losses) and non-recurring financial items
4. Figures reflect impact from merger with Jefferson Pilot, financed with cash and stock, closed on April 3, 2006

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1997 2007

Ranking Market Share Ranking Market Share Product (#) (%) (#) (%)

Variable Annuities – New Sales 6 5.9 13 3.3 Variable Annuities – Assets 5 4.0 13 3.5 Variable Life – Sales Premiums1 7 na 8 4.6 Small Case 401(k) Plans2 3 na 5 na 457 Plans3 1 26.8 1 20.4 Life Industry Assets4 14 2.5 15 2.2 Life Industry Sales4 30 1.0 30 0.4

Source: VARDS for annuity data; AM Best for industry data; Tillinghast-Towers Perrin for variable life data Notes:

1 2007 sales premium figure shown as of 9/30/07

2 Historical rankings data for small case 401(k) plans are as of 2002 (not 1997) and 2006 (not 2007)

3 Historical rankings and market share data for 457 plans are as of 2004 (not 1997) and 2006 (not 2007)

4 Industry assets and industry sales as of 9/30/07

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I/B/E/S Estimates

FF Earnings Per Share

7.00

I/B/E/S ‘07-’10 CAGR = 15.1% 6.29 6.00 5.25 5.00 4.75

per share) 4.00 3.00 $ (

2.00

1.00

0.00

2008E 2009E 2010E

FF Return on Average Equity

16.0

I/B/E/S ‘07-’10 Avg. = 12.6%

14.0 13.5 12.6 11.8 12.0

10.0

(%) 8.0

6.0

4.0

2.0

0.0

2008E 2009E 2010E

Source: I/B/E/S Consensus Median Estimates

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SECTION 3

FF Financial Considerations

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Summary of Methodologies

Analytical Building Blocks

☐ Historical and current trading and valuation levels for Fox Financial

— P/E, P/B and ROE levels

— valuation relative to comparables and performance — key factors driving historical and future performance

☐ Precedent minority interest acquisition transactions — identify appropriate universe of transactions

☐ Other considerations

— standalone / intrinsic value — pro forma effects (e.g., expense / revenue synergies, capital, ratings, etc.) — research analyst / investor perspectives

Strategic Overlay

☐Potential value created through transaction — strategic value of full ownership — potential opportunities for synergies

☐ Rating agency considerations / implications — financing considerations — ratings impact

☐ Interests of Fox Financial

☐ Negotiation strategy / approach for offer

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FF Trading Performance

Historic Stock Price Performance—Last 5 Years

70 3,000

60 2,500 50

) 2,000 Volume $ 40 1,500 30 Stock Price ( 1,000 (000s) 20

10 500

0 0 2/28/03 2/28/04 2/27/05 2/28/06 2/28/07 2/29/08 Volume FF

Share Price Analysis

10-Yrs 5-Yrs 3-Yrs 1-Yr YTD

High ($) 64.59 64.59 64.59 64.59 44.45 Low ($) 20.31 32.33 33.85 39.01 39.01 Average ($) 40.18 41.50 46.67 52.54 42.47 Ave. Daily Trading Vol. (000) 228.90 279.15 282.95 404.18 484.58 Ave. Daily Trading Vol. ($mm) 9,097 11,692 13,431 20,745 20,458

Total Annual Shareholder Returns Analysis1

10-Yrs 5-Yrs 3-Yrs 1-Yr YTD

FF (%) 0.8 13.8 6.4 (20.9) (8.4) Annuity & Life Composite (%)2 3.8 16.7 8.1 (12.3) (8.9) S&P 500 (%) 4.6 12.1 5.6 (3.3) (9.4) S&P 500 Financials (%) 4.0 7.9 (1.3) (25.6) (12.0)

Source: FactSet

Notes: Market data as of February 29, 2008

1 Total annual returns calculated as internal rate of return (on a compounded basis) based on appreciation of stock price (or equity index) and taking into consideration stockholder dividends

2 Represents median of Selected Publicly-Traded Annuity & Life Insurance Companies composite; composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

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FF Relative Stock Price Performance

Indexed Price Performance—Since 3/5/1997 IPO to 12/31/2002

350.0 3Q 2001: 2Q 2002:

Fox acquires Sale of Gartmore Provident Mutual to Fox Mutual

3Q 2001:

300.0 9/11 Attacks. S&P 500 down 17% in following year

CAGR:

250.0 2000–2001:

Demutualization and IPOs of MetLife, Principal and Prudential

Annuity &

200.0

Life2 11.8%

(%) 150.0

S&P 500 1.7%

100.0 FF 1.1%

3Q 2002: 1Q 1997: FF incurs 50.0 FF completes IPO $225mm DAC on 3/5/1997 write-down

0.0

1997 1998 1999 2000 2001 2002

Indexed Price Performance—1/1/2003 to Present

300.0 1Q 2007:

Introduction of Fox Bank

250.0 4Q 2005:

Lincoln merger CAGR: with Jefferson Pilot

Annuity &

200.0 Life2

14.0%

3Q 2003:

Manulife merger with John Hancock

S&P 500

(%) 150.0

8.3% FF 7.3%

100.0

1Q 2007:

1Q 2005: Acquisition of FF issues 1st GMWB NWD Investments rider on VA policies

50.0

0.0

2003 2004 2005 2006 2007 2008

FF Selected Publicly-Traded Annuity & Life Insurance Companies¹ S&P 500

Source: FactSet

Notes: Market data as of February 29, 2008

1 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

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Total Annual Returns Analysis

Total Annual Shareholder Returns 1—Last 5-Years

25.0

Annuity & Life Average = 16.6%

21.3

20.0 18.7

S&P 500 = 12.1%

16.7 16.7

15.0 13.8 (%)

9.8 10.0

5.0

0.0

PRU MET LNC PFG FF PL

Total Annual Shareholder Returns 2—Last Year

0.0

(5.0)

(6.6)

(7.8) (10.0)

(11.1)

S&P 500 = (3.3%) (12.3) (15.0) (%) Annuity & Life Average = (16.0%)

(20.0)(18.5)

(20.9)

(22.8) (25.0)

(30.0)

(35.0)(33.3) MET PFG PL AMP PRU FF LNC GNW

Source: Company filings; FactSet

Notes: Market data as of February 29, 2008

1 Total annual returns calculated as internal rate of return (on a compounded basis) of each company’s stock price from 2/28/2003 to 2/29/2008, and taking into consideration stockholder dividends paid each year; does not include Ameriprise Financial and Genworth Financial, which were not publicly traded

2 Total annual returns calculated as internal rate of return of each company’s stock price from 2/28/2007 to 2/29/2008 and taking into consideration stockholder dividends paid annually

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Historical Multiples Analysis

Price / NTM EPS Multiples—Last 5 Years

18.0 Averages (x)

FF Annuity & Life² Last 5-Years 10.7 11.5 Last 3-Years 11.0 11.6 16.0 Last Year 11.2 11.2 Year-to-Date 8.7 9.4 90-Days 8.9 9.7 60-Days 8.7 9.4 30-Days 8.8 9.4

14.0

(x) 12.0

Annuity & Life2 10.0 9.4x FF

8.7x 8.0

6.0

2003 2004 2005 2006 2007 2008

Price / Book Value Multiples1—Last 5 Years

2.25 Averages (x)

FF Annuity & Life² Last 5-Years 1.19 1.36 2.05 Last 3-Years 1.29 1.46 Last Year 1.37 1.46 Year-to-Date 1.10 1.25 90-Days 1.12 1.28 1.85 60-Days 1.10 1.25 30-Days 1.11 1.25

1.65

(x) 1.45

Annuity & Life2 1.25 1.21x

FF 1.05 1.07x

0.85

0.65

2003 2004 2005 2006 2007 2008

FF Selected Publicly-Traded Annuity & Life Insurance Companies²

Source: FactSet; I/B/E/S Consensus Median Estimates Notes: Market data as of February 29, 2008

1 Book value figures include accumulated other comprehensive income

2 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU

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Comparison of Selected Publicly-Traded Annuity & Life Companies

	Stock Price ($)	Market Cap ($bn)	Price as % of 52-Wk High (%)	Price as Multiple of: '08E EPS (x)	Price as Multiple of: '09E EPS (x)	Implied '08–'09 EPS Growth (%)	Price as a Multiple of Book Value[2] (x)	Dividend Yield (%)	LT EPS Growth (%)	Debt/Cap[1] (%)	2008E ROAE (%)
FF	**41.25**	**5.7**	**63.9**	**8.7**	**7.9**	**10.5**	**1.06**	**2.5**	**9.0**	**18.5**	**11.8**
MetLife	58.26	42.5	82.2	9.4	8.5	10.5	1.37	1.3	10.0	24.6	13.2
Prudential Financial	72.97	33.2	70.7	9.4	8.1	16.0	1.53	1.6	13.2	36.8	15.7
Principal Financial	55.23	14.3	78.1	13.3	11.5	15.7	2.22	1.6	12.0	21.8	15.2
Lincoln Financial	51.11	13.5	68.6	8.8	7.9	11.6	1.18	3.2	11.5	23.5	13.1
Ameriprise Financial	50.64	11.5	75.6	11.4	10.1	12.4	1.45	1.2	11.0	21.0	12.0
Genworth Financial	23.18	10.1	63.5	8.7	6.4	36.3	0.79	1.7	10.0	23.3	8.9
Protective Life	38.59	2.7	75.9	9.4	8.6	9.8	1.07	2.3	9.0	27.2	10.8
Median			**75.6**	**9.4**	**8.5**	**12.4**	**1.37**	**1.6**	**11.0**	**23.5**	**13.1**
High			**82.2**	**13.3**	**11.5**	**36.3**	**2.22**	**3.2**	**13.2**	**36.8**	**15.7**
Low			**63.5**	**8.7**	**6.4**	**9.8**	**0.79**	**1.2**	**9.0**	**21.0**	**8.9**

Source: SEC filings; FactSet; I/B/E/S Consensus Median Estimates

Notes: Market data as of February 29, 2008; Financial data as of 12/31/2007

1 Debt to capital ratio based on Moody's adjusted leverage ratios

2 Book value figure excludes accumulated other comprehensive income

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Regression Analysis

2008E Return on Average Equity vs. Price-to-Book Value Multiples1,2

2.70 Premium/(Discount) to Regression (%)

2.50 Current (2/29/08)(10.5)

30-Days Prior(10.5) PFG

2.30 60-Days Prior(11.2) y = 10.33x—0.04

90-Days Prior(13.6) R2 = 0.76 2.10 1-Year Prior(1.6) 3-Years Prior³(14.0) 1.90 5-Years Prior (15.6)

1.70 MET

AMP

PRU 1.50 Price-to-Book Value (x) 1.30 1.10 PL

LNC 0.90 FF

GNW 0.70

0.50

8.0 10.0 12.0 14.0 16.0 18.0 2008E Return on Average Equity (%)

Source: Statistical Supplements; I/B/E/S Consensus Median Estimates

Notes: Bubble sizes based on market capitalization; market data as of February 29, 2008

1 Book value figures exclude accumulated other comprehensive income

2 Regression analysis excludes Principal Financial Group

3 3-years prior regression does not include Ameriprise Financial, which was not publicly traded

4 5-years prior regression does not include Ameriprise Financial and Genworth Financial, which were not publicly traded

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Summary of Research Analyst Perspectives

Analyst Recommendations

FF



Sell
8%
Buy
8%
Hold
84%

Selected Publicly-Traded Annuity & Life Insurance Companies [1]



Sell
3%
Buy
49%
Hold
48%

Evolution of Analyst Estimates



6.00
5.00
4.00
3.00
($ per share)
Feb-03
Feb-04
Feb-05
Feb-06
Feb-07
Feb-08
$5.25
2009E
$4.75
2008E
$4.37
2007A
$4.80
2006A

Selected Analyst Sentiments[2]

Company	Recommendation	12 Month Price Target ($)	EPS Estimates ($) 2008E	EPS Estimates ($) 2009E	Implied '08-'09 EPS Growth (%)	Last Report
Argus Research	Hold	–	4.85	5.25	8.2	1/7/08
Banc of America	Neutral	47.00	4.83	5.40	11.8	2/8/08
Citigroup	Buy	50.00	4.85	5.60	15.5	2/25/08
Credit Suisse	Neutral	48.00	4.75	–	–	2/8/08
Deutsche Bank	Hold	49.00	4.90	5.55	13.3	2/8/08
Fox-Pitt Cochran	In-Line	–	4.53	5.22	15.2	2/26/08
J.P. Morgan	Neutral	–	4.60	–	–	2/7/08
KBW	Market Perform	46.00	4.50	5.00	11.1	2/11/08
Langen McAlenney	Equal-Weight	–	4.65	5.00	7.5	2/8/08
Merrill Lynch	Neutral	–	4.60	5.10	10.9	2/22/08
Morgan Stanley	Equal Weight/In-Line	48.00	4.70	5.15	9.6	2/8/08
Raymond James	Market Perform	–	4.80	5.25	9.4	2/11/08
Sanford Bernstein	Market Perform	56.00	4.85	5.50	13.4	1/22/08
Wachovia	Market Perform	43.50	4.85	5.40	11.3	2/8/08
Median		**48.00**	**4.78**	**5.25**	**11.2**	
High		**56.00**	**4.90**	**5.60**	**15.5**	
Low		**43.50**	**4.50**	**5.00**	**7.5**	

Source: Company filings; Bloomberg; FactSet
Note: Data as of February 29, 2008
1 Selected Publicly-Traded Annuity & Life Insurance Companies composite consists of: AMP, GNW, LNC, MET, PFG, PL and PRU
2 Excludes certain brokers

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Goldman Sachs

DRAFT

Summary of Selected Minority Buy-In Transactions—Insurance Only

						Consideration Paid		Initial Premium over[1]					Change in:		
Announce Date	Parent	Subsidiary	Legal Merger or Cash Tender	% Acquired (%)	Aggregate Consideration ($bn)	Cash (%)	Stock (%)	1-Day (%)	1-Wk (%)	52-Wk. High (%)	Final Premium[2] (%)	Publicly Announced Bumps	Premium (% pts)[3]	Bid Price (%)[4]	Change in Exchange Ratio (%)
7/17/07	Alfa Mutual	Alfa Corp.	Merger	46	0.9[5]	100	0	16	16	(12)	45	1	29	25	na
2/22/07	American Financial	Great American	Merger	19	0.2	100	0	9	10	(3)	15	1	5	4	na
1/24/07	AIG	21st Century	Merger	39	0.8	100	0	21	18	10	31	1	13	11	na
8/30/00	AXA Group	AXA Financial	Merger	40	10.5	64	36	2	8	(3)	10	1	2	2	9
3/27/00	Hartford Fin.	Hartford Life	Tender	19	1.3	100	0	3	22	(20)	40	1	18	15	na
3/21/00	Citigroup	Travelers P&C	Tender	15	2.4	100	0	23	38	(1)	40	1	2	1	na
10/27/98	Allmerica Financial	Citizens Corp.	Tender	18	0.2	100	0	5	2	(17)	17	1	15	15	na
9/18/97	Orion Capital	Guaranty National	Tender	19	0.1	100	0	5	17	4	24	1	7	6	na
1/13/97	Zurich Versicherungs	Zurich Reinsurance	Merger	34	0.4	100	0	17	19	(7)	30	1	11	10	na
12/17/96	Allmerica Financial	Allmerica P&C	Merger	41	0.8	53	47	2	(1)	(5)	13	1	14	14	4
8/26/96	Conseco	Bankers Life	Merger	10	0.1	0	100	15	10	3	10	0	0	0	0
8/25/95	Berkshire Hathaway	GEICO Corp.	Merger	49	2.3	100	0	26	23	2	23	0	0	0	na
				Median—All Deals				**12**	**17**	**(3)**	**24**	**1**	**9**	**8**	**4**
				Median—Cash Deals Only				**16**	**18**	**(3)**	**30**	**1**	**11**	**10**	**na**
				High—All Deals				**26**	**38**	**10**	**45**	**1**	**29**	**25**	**9**
				Low—All Deals				**2**	**(1)**	**(20)**	**10**	**0**	**0**	**0**	**0**

Source: Securities Data Corp.; SEC filings

Notes: Includes minority buy-ins with considerations greater than $100mm since 1995

1 Premium calculated based on initial price offered for the transaction

2 Calculated as final agreed bid price over stock price 1-week prior to announcement of initial bid price

3 Calculated as increase from initial bid price as a premium over stock price 1-week prior to announcement

4 Calculated as increase from initial bid price to final bid price on an absolute basis

5 Transaction announced but not closed

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DRAFT 02082U978—8249b726

Summary of Selected Minority Buy-In Transactions—Non-Insurance

Legal Initial Change in Merger % Aggregate Consideration Paid Premium over 1 Final Publicly Change in: Exchange Announce or Cash Acquired Consideration5 Cash Stock 1-Day 1-Wk 52-Wk. High Premium 2 Announced Premium Bid Price Ratio Date Parent Subsidiary Tender (%) ($bn) (%) (%) (%) (%) (%) (%) Bumps (% pts) 3 (%)4 (%)

11/20/06 Toronto-Dominion TD Banknorth Merger 43 3.2 100 0 7 8 (1) 8 0 0 0 na 10/9/06 VNU NV NetRatings Inc Merger 40 0.4 100 0 10 10 (6) 45 1 35 31 na 2/6/06 Lafarge SA Lafarge North America Tender 46 2.9 100 0 17 17 (9) 34 2 16 14 na 10/10/05 ev3 Inc Micro Therapeutics Merger 30 0.1 0 100 8 14 (17) 19 1 5 4 4 9/27/05 Vector Group New Valley Corp. Tender 42 0.1 0 100 7 6 (0) 24 1 18 17 17 9/12/05 Wachovia6 WFS Financial Inc Merger 16 0.5 0 100 80 85 73 85 0 0 0 0 9/1/05 IYG Holding Co. 7-Eleven Inc Tender 25 1.2 100 0 15 14 (8) 31 1 17 15 na 7/1/05 Santos Ltd Tipperary Corp. Merger 46 0.1 100 0 19 16 1 16 1 0 0 na 3/3/05 Vishay Intertechnology Siliconix Inc Tender 20 0.2 0 100 17 19 (33) 39 2 20 16 16 2/21/05 Novartis AG Eon Labs Inc Tender 33 0.9 100 0 11 8 (31) 8 0 0 0 na 1/27/05 Danisco AS Genencor Int’l. Tender 16 0.2 100 0 24 22 1 22 0 0 0 na 1/10/05 News Corp. Fox Entertainment Tender 41 6.0 0 100 3 2 (7) 10 1 8 7 7 Median—All Deals 13 14 (7) 23 1 7 6 7 Median—Cash Deals Only 15 14 (6) 22 1 0 0 0 High—All Deals 80 85 73 85 2 35 31 17 Low—All Deals 3 2 (33) 8 0 0 0 0

Source: Securities Data Corp.; SEC filings

Notes: Includes closed minority buy-ins with considerations greater than $100mm since 2005

1	Premium calculated based on initial price offered for the transaction
2	Calculated as final agreed bid price over stock price1-week prior to announcement of initial bid price;
3

Calculated as increase from initial bid price as a premium over stock price 1–week prior to announcement of initial bid price as a premium over stock price 1–week prior of announcement; for stock deals, the initial offer price is based on the initial exchange ratio multiplied by the price per share of the acquiror’s stock on one day prior to announcement; for stock deals, final offer price and premium based on the final exchange ratio multiplied by the price per share of the acquiror’s stock on the final day of trading of the target’s stock

4	Calculated as increase from initial bid price to final bid price on an absolute basis
5

For stock deals, amount purchased is based on 1) final offer price which is based on the final exchange ratio multiplied by the price per share of the acquiror’s stock on the final day of trading of the target’s stock and 2) the total number of non-parent owned outstanding shares

6

Announcement of Wachovia Corp. transaction 9/12/2005. Premiums based on stock price prior to 5/24/2004, representing the announcement date of the original Western Financial Bank conversion to a California state commercial bank and the acquisition of the minority interest in WFS Financial. The transaction was abandoned due to it’s taking longer than originally expected

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DRAFT

Review of FF Shareholder Base

Shareholder Overview

Holder Name	Style	Shares (000s)	% Outstanding Total[1]	% Outstanding Class A[2]
Renaissance Technologies Corp.	Hedge Fund	3,714	2.68	7.86
LSV Asset Management	Value	2,743	1.98	5.80
Fidelity Management & Research	GARP	2,037	1.47	4.31
Goldman Sachs Asset Management LP (US)	Alternative	1,355	0.98	2.87
Vanguard Group, Inc.	Index	1,321	0.95	2.79
Barclays Global Investors NA (CA)	Index	1,094	0.79	2.31
State Street Global Advisors	Index	709	0.51	1.50
AQR Capital Management LLC	Hedge Fund	694	0.50	1.47
Federated Investment Management Co.	Core Value	658	0.47	1.39
Charles Schwab Investment Management	Index	611	0.44	1.29
CalPERS	Generalist	585	0.42	1.24
Dimensional Fund Advisors, Inc.	Alternative	576	0.42	1.22
TIAA-CREF Asset Management LLC	Value	493	0.36	1.04
Earnest Partners LLC	Core Value	465	0.34	0.98
Allianz Global Investors	Specialty	445	0.32	0.94
Victory Capital Management, Inc.	Core Value	380	0.27	0.80
Morgan Stanley & Co., Inc.	Broker/Dealer	379	0.27	0.80
Caxton Associates LLC	Hedge Fund	366	0.26	0.77
Martingale Asset Management LP	Growth	357	0.26	0.75
Canada Pension Plan Investment Board	GARP	347	0.25	0.73
Top 20 Holders		**19,330**	**13.96**	**40.86**
Total Institutional Holders		**29,122**	**21.03**	**61.55**

Source: FactSet; LionShares
Note: Ownership data as of December 31, 2007
1 Based on total Class A and Class B shares outstanding
2 Based on total Class A shares outstanding

Ownership Composition



Institutional
21.0%[1] / 61.6%[2]
Insider
0.3%[1] / 0.7%[2]
Retail
12.4%[1] / 37.7%[2]
Fox
66.3%[1]

Institutional Ownership Style



Index
8.7%
Yield
1.9%
Growth
16.5%
GARP
48.3%
Value
24.6%

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Goldman Sachs

DRAFT

FF Shares Traded at Various Prices

Shares Traded over Last 3-Months

50.0

Weighted Average Price: $42.99

Total Volume: 30mm 37.5 40.0

ADTV/Float: 1.02%

(%) 30.0 26.5 Volume 20.0 12.5 13.2

9.5 10.0

0.9 0.0 $39.00- $40.50- $42.00- $43.50- $45.00- $46.50-$40.50 $42.00 $43.50 $45.00 $46.50 $48.00 Daily from 11/29/07 to 2/29/08

Shares Traded over Last 6-Months

50.0

Weighted Average Price: $46.82 Total Volume: 57mm 40.0 ADTV/Float: 0.94%

(%) 31.2

Volume 30.0 25.4 18.5 20.0 11.8 11.4 10.0 1.7 0.0 $35.00- $42.50- $45.00- $47.50- $50.00- $52.50-$42.50 $45.00 $47.50 $50.00 $52.50 $56.00 Daily from 8/29/07 to 2/29/08

Shares Traded over Last 1-Year

60.0 Weighted Average Price: $51.46 Total Volume: 103mm

50.0

ADTV/Float: 0.86%

40.0

(%) 31.1 30.0 Volume 24.8

20.0 16.1 14.1 11.3 10.0 2.5 0.0 $35.00- $40.00- $45.00- $50.00- $55.00- $60.00-$40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Daily from 2/29/07 to 2/29/08

Shares Traded over Last 3-Years

60.0 Weighted Average Price: $47.54 Total Volume: 213mm 50.0 ADTV/Float: 0.61%

(%)

40.0 34.7 Volume

30.0 23.9 20.0 15.6 12.2

5.8 7.7 10.0

0.0 $33.00- $40.00- $45.00- $50.00- $55.00- $60.00-$40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Daily from 2/29/05 to 2/29/08

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Goldman Sachs

DRAFT

Illustrative Analysis at Various Prices

Analysis should be viewed for illustrative purposes only and does not constitute a recommendation on a valuation range.

Peer Median1 Current Illustrative Purchase Price ($)

Price per Share ($) 41.25 44.00 45.00 46.00 47.00 48.00 49.00 50.00 Aggregate Valuation2 ($bn) – 5.7 6.1 6.3 6.4 6.5 6.7 6.8 7.0 Consideration to Minority Shareholders ($bn) – 1.9 2.1 2.1 2.2 2.2 2.3 2.3 2.4

Price as a Multiple of (x): Data: Book Value (excl. AOCI) 39.03 1.37 1.06 1.13 1.15 1.18 1.20 1.23 1.26 1.28 2008E EPS 4.75 9.4 8.7 9.3 9.5 9.7 9.9 10.1 10.3 10.5

2009E EPS 5.25 8.5 7.9 8.4 8.6 8.8 9.0 9.1 9.3 9.5 Premium/(Discount) to (%): Current Stock Price 41.25 – 0.0 6.7 9.1 11.5 13.9 16.4 18.8 21.2 1-Week Prior 43.04 – (4.2) 2.2 4.6 6.9 9.2 11.5 13.8 16.2 30-Day Average 42.69 – (3.4) 3.1 5.4 7.8 10.1 12.4 14.8 17.1 90-Day Average 43.20 – (4.5) 1.9 4.2 6.5 8.8 11.1 13.4 15.7 52-Week High (June 19, 2007) 64.59 – (36.1) (31.9) (30.3) (28.8) (27.2) (25.7) (24.1) (22.6) 52-Week Low (January 18, 2008) 39.01 – 5.7 12.8 15.4 17.9 20.5 23.0 25.6 28.2

Source: Company filings; FactSet; I/B/E/S Consensus Median Estimates Notes: Market data as of February 29, 2008

1 Median excludes Principal Financial Group

2 Aggregate valuation assumes that the low-vote Class A shares and the high-vote Class B shares are valued at the purchase price

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Goldman Sachs

SECTION 4

Next Steps

UBS Investment Bank

Goldman Sachs

DRAFT

Summary of Next Steps (Assumes Negotiated Merger)

Confirm strategic and financial merits of pursuing a minority buy-in of FF

If Fox decides to proceed, initiate proposed transaction by notifying FF’s Board of Directors of Fox’s interest / offer

– expect FF to convene / inform Special Committee of FF’s Board of Directors

– FF to possibly publicly disclose Fox’s interest / offer

Prepare necessary transaction documentation (including merger agreement) related to minority buy-in of FF

Negotiate merger agreement with FF

– negotiations would take place with Special Committee of FF’s Board of Directors

Close transaction

UBS Investment Bank

Goldman Sachs

DRAFT

Illustrative Preliminary Timeline (Assumes Negotiated Merger)



Weeks
Activity
Action
1
2
3
4
5
6
7
8
9
10
11
12
Initial Approach
Fox Mutual Board of Directors' authorizes expression of interest/offer
Fox Mutual notifies FF Board of Directors of Fox Mutual's interest/offer
FF expected to file a press release/8-K
Special Committee of FF Board of Directors is formed and engages independent financial and legal advisors
Fox Special Committee, along with legal/financial advisors, evaluates Fox Mutual's offer [1]
Negotiated Merger
Fox Mutual, along with its legal/financial advisors, prepares transaction documents (e.g. Merger Agreement)
Fox Mutual negotiates terms of proposed transaction and transaction documents with FF's Special Committee [2]
FF to commence preparation of the Schedule 13E-3/Target Proxy Statement
FF's Special Committee determines fairness of transaction
Meeting of each of FF and Fox Mutual's Board of Directors to vote on the transaction/Merger Agreement
Sign the Merger Agreement
FF files Form 8-K announcing signing of the Merger Agreement
FF's Special Committee recommends transaction to shareholders

Notes:
1 The evaluation of an offer can take 2–4 weeks or longer
2 Alternative timetable would exist for tender offer (with or without negotiated back-end merger)

UBS Investment Bank

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Goldman Sachs

DRAFT

Illustrative Preliminary Timeline (Assumes Negotiated Merger)


Weeks
Activity
Action
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
Pre-Closing Activities
FF to deliver draft of the Schedule 13E-3/Proxy Statement to the working group
FF and Fox Mutual to begin seeking the required third party and governmental and regulatory consents, waivers and approvals pursuant to the Merger Agreement
FF to file the Schedule 13E-3/Proxy Statement with the SEC
FF to receive and respond to SEC comments to 13E-3/Proxy Statement
FF to finalize and submit the final form of the Schedule 13E-3/Proxy Statement to the SEC
FF to print and mail proxy materials to FF's stockholders
Prepare for Closing
FF to prepare notice of merger, letter of transmittal and related materials for mailing to FF's stockholders
FF to prepare agenda for special meeting of FF's stockholders
Estimated date for the special meeting of FF's stockholders to approve the Merger Agreement
Obtain all required third party and governmental and regulatory consents, waivers and approvals
Issue Joint Press Release announcing the Closing
FF to file Form 8-K regarding the effectiveness of the Merger
FF to file Certificate of Merger in Delaware

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